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                                                                    EXHIBIT 99.1
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                                REVOCABLE PROXY
                                 INFOCORE, INC.

                        SPECIAL MEETING OF SHAREHOLDERS
                                 April 21, 1997

          The undersigned hereby appoints Harrison H. Clement, Jr. and Henry M. Stringer, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of Infocore, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held at 661 Moore Road, King of Prussia, Pennsylvania 19406 on Monday, April 21, 1997, at 10:00 a.m., local time, and at any and all adjournments thereof, as follows:



                                                           FOR  AGAINST  ABSTAIN
                                                           ---  -------  -------

1.   The approval of the Agreement and Plan of Merger      [_]    [_]       [_]
     (the "Merger Agreement") among Infocore, Inc.,
     Conestoga Enterprises, Inc. and CI
     Merger Corporation.


         The Board of Directors recommends a vote "FOR" each of the listed propositions.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT; PROVIDED, HOWEVER THAT IF THIS PROXY IS VOTED
          --------
AGAINST THE MERGER AGREEMENT, THIS PROXY MAY NOT BE VOTED IN FAVOR OF A PROPOSAL TO ADJOURN THE SPECIAL MEETING SO THAT ADDITIONAL VOTES IN FAVOR OF THE MERGER AGREEMENT MAY BE SOLICITED. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned may revoke this proxy prior to its exercise by filing a subsequent proxy or a duly executed revocation with the Secretary.

          The undersigned acknowledges receipt from Infocore, Inc. prior to the execution of this proxy of Notice of the Meeting and a Proxy
Statement/Prospectus dated April 9, 1997.

Dated: ______________________, 1997



       _______________________________    _____________________________
       PRINT NAME OF SHAREHOLDER          PRINT NAME OF SHAREHOLDER



       _______________________________    _____________________________
       SIGNATURE OF SHAREHOLDER           SIGNATURE OF SHAREHOLDER


When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.